UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2007

THE SERVICEMASTER COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14762	36-3858106
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

860 Ridge Lake Boulevard, Memphis, Tennessee 38120

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (901) 597-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a - 12 under the Exchange Act (17 CFR 240.14a - 12)

☐  Pre-commencement communications pursuant to Rule 14d - 2(b) under  the Exchange Act (17 CFR 240.14d(b))

☐  Pre-commencement communications pursuant to Rule 13e - 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On November 14, 2007, The ServiceMaster Company (“ServiceMaster”) appointed Steven J. Martin as Senior Vice President and Chief Financial Officer for ServiceMaster, effective November 15, 2007.

          Since 2000, Mr. Martin, 44, has worked for TruGreen, a ServiceMaster company, where he served as Senior Vice President and Chief Financial Officer.

          As Senior Vice President and Chief Financial Officer of ServiceMaster, Mr. Martin will receive a base salary at an annual rate of $350,000 and will be eligible for a bonus of up to 65% of his annual base salary.  Mr. Martin will be entitled to those employee benefits and perquisites which ServiceMaster generally makes available to its executive officers.  Pursuant to ServiceMaster’s Management Stock Investment Plan, Mr. Martin will have the opportunity to purchase up to 50,000 shares of stock of ServiceMaster Global Holdings, Inc. and, upon such purchase, to receive options to purchase up to 275,000 additional shares of ServiceMaster Global Holdings, Inc.

          A copy of the press release, dated November 15, 2007, issued by ServiceMaster announcing Mr. Martin’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated November 15, 2007, announcing the appointment of Steve Martin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2007	THE SERVICEMASTER COMPANY

	By:	/s/ Greerson G. McMullen
Greerson G. McMullen
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release, dated November 15, 2007, announcing the appointment of Steve Martin